Investor Presentation June 2014

Safe Harbor Statement 2 Certain statements in this document regarding anticipated financial outcomes including earnings guidance, if any, business and market conditions, outlook and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward- looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend, “ “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward- looking. While management believes that these forward-looking statements are reasonable when made, forward- looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events, including political changes in particular regions or countries; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; changes in energy and raw material prices, particularly for our Performance Fibers business; impacts of the rising cost of fuel, including the cost and availability of transportation for our products, both domestically and internationally, and the cost and availability of third party logging and trucking services; unanticipated equipment maintenance and repair requirements at our manufacturing facilities; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals; interest rate and currency movements; our capacity to incur additional debt, and any decision we may make to do so; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; the ability to complete like-kind exchanges of property; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and to fund distributions using cash generated through our taxable REIT subsidiaries, and changes in tax laws that could adversely affect tax treatment of our specific businesses or reduce the benefits associated with REIT status. In addition, specifically with respect to our Real Estate business, the following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property; a delayed or weak recovery in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; the potential for legal challenges to entitlements and permits in connection with our properties; unexpected delays in the entry into or closing of real estate transactions; the existence of competing developers and communities in the markets in which we own property; the pace of development and the rate and timing of absorption of existing entitled property in the markets in which we own property; changes in the demographics affecting projected population growth and migration to the Southeastern U.S.; changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties; the cost of the development of property generally, including the cost of property taxes, labor and construction materials; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans. In addition, specifically with respect to the separation of Rayonier Advanced Materials from Rayonier, the following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: uncertainties as to the timing of the separation and whether it will be completed, the possibility that various closing conditions for the separation may not be satisfied or waived, the expected tax treatment of the separation, the impact of the separation on the businesses of Rayonier and Rayonier Advanced Materials, the ability of both companies to meet debt service requirements, the availability and terms of additional financing required by Rayonier Advanced Materials, and expectations of credit rating. Additional factors are described in Rayonier’s most recent Form 10-K and 10-Q, Rayonier Advanced Materials, Form 10, and other reports of Rayonier and Rayonier Advanced Materials on file with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made, and Rayonier assumes no obligation to update these statements except as is required by law.

Table of Contents  The Separation 5  Business Overview 9  Forest Resources 15  Real Estate 27  Value Proposition 37  Financial Review 40  Appendix 44 3

The Separation

Strategic Rationale for the Separation 5 Separation will create two independent, industry-leading public companies Different Markets, Drivers and Value Creation Strategies More Efficient Allocation of Capital Distinct Investment Identities Enhanced Strategic and Management Focus  Positions each best-in-class entity to continue to grow and deliver unique value creation strategies  Rayonier – Improving housing market and economy, and strong export markets fuel growth  Advanced Materials – Complete the ramp-up of high-value specialty product sales volumes  Concentration of each company’s financial resources solely on its operations  Capital structure allows each company financial flexibility  Each company can allocate capital in a more efficient manner best suited to its distinct priorities and strategies  Enables management of both companies to focus on unique opportunities for long- term growth and profitability  Improves alignment of management and employee incentives with profitability and growth objectives  Two unique investment theses:  Leading pure-play timberland REITs with best-in-class assets, premium land portfolio and attractive dividend  High-value, pure-play specialty cellulose producer with leading margins and significant free cash flow generation

Optimal timing for the separation

2011 - 2012

- Cellulose Specialties Expansion (CSE) project construction
- Acquired $540M of high-quality timberlands
- Obtained land-use entitlements on 39K acres of coastal FL/GA Higher and Better Use (HBU) properties

2013

- Completion of technically demanding CSE
  - Additional 190K tons of cellulose specialties capacity
  - High quality of cellulose specialties produced on converted line; achieved ahead of schedule
  - Excellent progress in qualifying new production with customers
- Acquired additional interest in New Zealand JV
- Sold non-core assets
  - Wood Products business
  - New York timberlands

2014

- Additional cellulose specialties (CS) sales volume as CSE ramp-up begins
- Strengthening housing market with positive impact on timber demand and prices
- Growing interest in development HBU properties
- **Separate Performance Fibers business from Rayonier**

Expectations beyond 2014

- CSE ramp-up continues through 2018 when CS capacity is fully placed in the market
- Improvement of housing market to trend level of ~1.5 million starts per year
  - Higher sawlog prices
  - Improved mix
  - Additional US harvest volume (approx.15%) from recent acquisitions
  - EBITDA growth in Forest Resources business
- Improving housing market and economy increase demand for development HBU

Rayonier

Optimal timing as both companies have strong growth prospects in years ahead

6

Two Companies with Strong Financial Profiles 7 Sales Revenue by segment Segment EBITDA* (% Margin) CapEx Net debt $1.7B $0.7B $1.0B Forest Resources 22% Perf. Fibers 61% Real Estate 9% Trading & Other 8% $641M (38%) $159M ~$1.5B Forest Resources 57% Real Estate 22% Trading & Other 21% Cellulose specialties ~ 89% $255M (38%) $386M (37%) $63M $96M ~$0.5B (expected) ~$.95B Rayonier prior to separation Rayonier post separation Rayonier Advanced Materials Commodity grades ~ 11% Expected credit rating BBB/Baa2 BB+/Ba2 Sales volume: 76% CS / 24% commodity grade * Non-GAAP measure (see Appendix for definition and reconciliation) ** Assumes normalized corporate expenses of $20M for Rayonier and $25M for Rayonier Advanced Materials 2 0 1 3 Revenue by segment Net debt/ LTM EBITDA ~1.7x** ~ 3.0x** P r o f o r m a a t s p i n

• An international real estate investment trust (REIT) committed to creating value through excellence in our core businesses: – Forest resources – Real estate • A responsible steward of the land, managing every acre towards its highest and best use to achieve optimal value Business Overview

Rayonier: Best-in-class land resources REIT 9 • Third-largest timber REIT with 2.6 million acres of high-quality timberland • Advantageous REIT structure • Geographic diversity - U.S. Southeast and Gulf states, Pacific Northwest, New Zealand • $700 million invested in high-quality timberlands since early 2011 • Incremental 1 million tons of harvest volume in Gulf Region beginning in 2016 from recent acquisitions as young timber reaches maturity • Profitably grow timberland base through disciplined acquisition process • Best-in-class genetic selection of seedlings yields long-term volume growth • Excellent HBU platform with approximately 200,000 acres along the Florida + Georgia Coastal Corridor • Over 39,000 acres with land-use entitlements well positioned for higher sales values per acre as economy strengthens • Consistent rural HBU sales • Conservative leverage • Favorable financing facilities/commitments • Flexibility to invest in strategic priorities Leading pure- play land resources company Growing timberland base Attractive Real Estate Strong Capital Structure

Highly productive, geographically diversified land resources 10 Florida/Georgia Coastal Corridor Washington - 377,000 acres, access to strong export markets ~ 800,000 acres, sawlog and pulpwood ~ 1.1 million acres, sawlog and pulpwood; Florida + Georgia Coastal Corridor HBU 313,000 acres, manage and own 65% of joint venture; strong export markets 377 148 93 22 130 92 322 658 428 ~200K acres 313 Total Rayonier = 2,583,000 acres(1) (1) Acres owned or managed as of March 31, 2014

Premium portfolio generates strong cash flow

- Timberlands diversified across significant number of micro markets
- End-market optionality in all geographic regions
- EBITDA growth driven by several factors
  - Increased prices and improved sawlog/pulpwood mix from housing improvement
  - Increased U.S. harvest due to $560 million of acquisitions since early 2011
    - Incremental 1M tons beginning in 2016
  - Increased yield from advanced silviculture practices
- Well-positioned, high-quality HBU along Florida + Georgia coastal corridor


Segment EBITDA(1)
($ in millions)
167
169
161
253(2)
257
2010
2011
2012
2013
LTM 3/31/14
Forest Resources
Real Estate

(1) EBITDA is a non-GAAP measure defined and reconciled in the Appendix
(2) 2013 included $3 from the consolidation of the NZ JV
Note: Excludes log trading activities

Rayonier
11

Rayonier leadership, post-separation 12  Richard D. Kincaid*, Chairman  John A. Blumberg  Governor John Ellis (Jeb) Bush*  Dod A. Fraser  Scott R. Jones  Senator Blanche L. Lincoln  V. Larkin Martin*  David L. Nunes, CEO  David W. Oskin*  Dave Nunes – Chief Executive Officer  Lynn Wilson – EVP, Forest Resources  Chris Corr – SVP, Real Estate  Ed Kiker – SVP & Chief Financial Officer Board of DirectorsManagement * Current Rayonier Board members

Strategy leverages best-in-class assets  Forest Resources: • Optimize highly productive timberlands with proven disciplined approach, leveraging micro- market supply/demand dynamics • Grow core timberland ownership over time • Increase timber yields through advanced silvicultural practices and industry-leading seedling genetics • Pursue other value-added opportunities, including minerals and recreational leases  Real Estate: • Identify land with higher value potential using proprietary classification system • Realize rural HBU value through conservation and recreational sales • Create catalysts for value appreciation • Sell directly, or through ventures, entitled and other coastal corridor development land for industrial, commercial and residential uses  Provide an attractive, growing dividend in a tax-effective REIT structure • Fund from core, recurring cash flows 13

Forest Resources

EBITDA growth drivers for Forest Resources 15  Improving housing market driving increasing U.S. lumber production and sawlog pricing  North American supply dynamics also drive higher sawlog demand in U.S. South  Strong Asian export demand  Mountain pine beetle impact reduces British Columbia log and lumber production long term  Increasing biomass/wood pellet demand  Completed acquisitions increase pine harvest volume by 1 million tons beginning in 2016  Investment in intensive forest management increases volume and sawlog grades  Favorable local dynamics in many of Rayonier’s Southeastern timberland markets  Improved Southeast sawlog vs. pulpwood harvest mix  Acquire timberlands that meet rigorous operating and financial criteria Demand / Price Volume Mix Timberland Acquisitions

Sawlog Markets Pulp Markets Lumber Paper and packaging Plywood Absorbant materials Biomass End-market optionality provides reliable cash flow Improving housing outlook drives return to historical sawlog/pulpwood mix of 50/50 Pacific Northwest and New Zealand timberlands located near ports to supply both domestic and export markets Pulpwood volumeGrade volume U.S. South Pacific Northwest and New Zealand 16

Demand expected to drive sawlog prices higher 17 $/ton Housing starts millions Historic U.S. housing starts Bank of America/Merrill Lynch Pine sawlog stumpage price (TMS) Rayonier pine sawlog stumpage price forecast 0 10 20 30 40 50 60 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 0.0 0.5 1.0 1.5 2.0 2.5 Pine sawlog prices and U.S. housing starts A $10/ton sawlog price lift would increase EBITDA $20 million

18 0 50 100 150 200 250 300 350 1985 1990 1995 2000 2005 2010 2015 2020 2025 Urban households Housing stocks, units MM Shortage of 35 – 45 M China’s urban housing demand outstrips supply  Housing consumes 80% of softwood logs and lumber  Urban housing shortage estimated to be 35–45M units in 2012  Urban households projected to grow 5M per year for 20+ years  Ensuring availability and affordability of adequate housing is a top policy priority • Official statistics show that China is on track with its goal to start 36 million affordable housing units by the end of the five-year plan (2015) Estimated stock of urban housing and urban population Source: GaveKal Dragonomics Urban growth fueling demand for logs

19 21.1 10.3 13.4 8.5 13.23.4 6.2 2.4 3.1 2.0 2.7 0 5 10 15 20 25 30 35 40 45 2007 2012 2017 Other Australia Canada USA NZ Russia 0 10 20 30 40 50 60 70 80 2012 2017 Demand Domestic Supply Imports (Gap) m i l l i o n s o f M 3 Source: RISI m i l l i o n s o f M 3 China softwood log deficit expected to grow U.S. and New Zealand log exports to China expected to increase China relying on imports to meet demand US, New Zealand and Canada log exports growing as Russia’s share diminishes China Softwood Log Imports

Structural decline in Canadian supply 20  British Columbia (BC) timber and lumber supply projected to decline significantly due to mountain pine beetle epidemic • Over 43 million acres dead or dying timberland • Estimated 53% of merchantable pine volume in BC has been killed • Expect ~58% of merchantable pine volume in interior BC will be dead by 2023 • Estimated shelf life of 8 to 10 years • 60-year impact on future harvest levels  Eastern Canada harvest reductions of 10% to 20% implemented  Combined projected impact of 7% to 15% reduction in North American lumber supply depending on lumber price level Source: BC Ministry of Forests and Range, Statistics Canada and Forest Economic Advisors Benefits U.S. timberlands as Canadian capacity shifts to US South

U.S. sawmill capacity increasing due to higher lumber demand and reduced Canadian supply


U.S. lumber production
lumber production BBF
50
40
30
20
10
0
-10
2005
25.9
5.1
Dismantled
10.3
3.9
2.2
0.9
43.2
New Capacity Investments
US South -> 2.2 BBF
US West -> 0.9 BBF
2012 Prduction Rate
Increased Prduction Rate
Restarts
New Capacity Investments
2018 Production Rate

Source: FEA, Rayonier research

Rayonier
21

22 Through a rotation, harvest volume should increase 20%, 33 tons/acre, with revenue increase of $675/acre at 2014 prices Site Management 0% 10% 20% 30% 40% 50% 60% 70% 2008-2009 2010-2011 2012-2013 2014-2015 Genetics  Industry leader in control mass pollination plantings  Future Southeast plantings will be approximately 70% Loblolly Percentage of Loblolly Seedlings from Control Mass Pollination Site Index 68 Pulpwood = 42% Grade* = 58% Site Index 73 Pulpwood = 30% Grade* = 70% • Stand establishment • Fertilization • Competition control Southern Pine Advanced silvicultural practices increase harvest yield * Sawlogs and Chip N’ Saw

 Local market supply / demand dynamics determine price  Logs typically travel less than 100 miles  Supply / demand conditions vary widely across the region  Sawlog price increases expected to exceed 30% in key markets over next 7 to 10 years *Source: USDA FIA; Rayonier research **Most current FIA cycle data by state (vintage years vary by state) Favorable supply/demand dynamics in many Rayonier timberland micro-markets 23

3 * Represents timberland owned, leased or managed by Rayonier and real estate properties ** Includes acquisition of 237K acres by the New Zealand JV, which Rayonier manages and (as of April 2013) holds a 65% ownership interest *** Includes termination of management agreement in Australia in 2007 and expiration of leases in 2010 **** 2012 acquisitions exclude 15,000 acres previously reported under a lease agreement ***** Reflects sale of 128K acres in New York  Acquire timberlands that meet strategic and financial criteria  Optimize timberland portfolio • Monetize non-strategic timberlands • Maximize value through intensive silvicultural practices  Advance HBU initiatives  Generate non-timber revenue from minerals and recreational leases Disciplined approach to portfolio value optimization Strategy to steadily grow and upgrade timberland holdings, increase harvests and enhance HBU inventory 24 *****

New Zealand joint venture


Northland
Bay of Plenty
Southern North Island
Hawke's Bay
Canterbury
Southland
Forest locations
Office locations
Export ports

- 313K acres of plantations
  - 5 Regions, 67 Forests
  - 131K acres fee land
  - Remainder crown license
- In 2013 Rayonier acquired additional interest in Matariki JV for $140M, increasing ownership from 26% to 65%
- Revenue of ~US$300 million (incl. log trading) expected in 2014
- Harvest 2.0 million m³/year
- 85% Pine; 8% Douglas Fir
  - 38% export
  - 62% domestic
- Well-established export and log trading business
- Log trading expertise capitalizes on Asian market demand

Rayonier

Positioned to capitalize on long-term net wood fiber deficit in Asia Pacific

25

Real Estate

27  Optimize our portfolio with a disciplined land classification system that manages every acre toward its ultimate highest and best use (HBU)  Monetize non-strategic timberlands at best possible value  Collaborate with conservation organizations to identify lands with ecological, historical, or habitat significance; 145,000+ acres conserved  Proactive land enhancement and product development strategies to market rural residential and recreation land sales  Lead initiatives to bring to market land with residential and commercial development potential; execute sales, ventures, and strategic partnerships when the market is ready  Generated $131 million in revenue and $54 million in EBITDA* for the 12 months ended March 31, 2014 on sales of 172K acres (includes sale of ~128K acres of NY timberlands for $57 million) Real Estate strategy * EBITDA is a non-GAAP measure defined and reconciled in the Appendix All strategies to create value start with land classification

Our approach: market recreation/residential properties 28 Land Characteristics Evaluation Market Assessment Conceptual Program Conceptual Site Planning Site Specific Planning Land Use Entitlements Regulatory Permitting Enabling Infrastructure Land Enhancement & Amenities Marketing & Sales Site Development Services

Rural land products create value 29 Land classified as rural has intrinsic attributes that position the property to generate a premium over its value for timber production and non-timber income Attributes Rural Residential Rural Recreation Conservation Frontage on a maintained road or access convenient for everyday use   Natural features such as lakes, rivers, streams, swamps, marshes, topography and more    Diversity of forest types, aesthetic landscape, plants, trees, habitat and more    Proximity to population centers and amenities  Supports subdivision 

Rural land products


HIGHEST & BEST USE (HBU)
Conservation
Rural Recreation
Rural Residential
Development

- Rural land products are variable and can differ by market
- Marketing and product creation attract customers and achieve premiums over timberland

Recent examples:

Location	Escambia, AL	Irwin, GA	Marion, FL	Polk, TX
Classification	Non-strategic Rural rec	Core timberland	Conservation Rural rec	Rural res
Parcel size	3,220	4,486	2,493	41
Intended use	Investment	Ag conversion	Hunting	Residence
Timber	42% non-plantable	Merch pine reserved	Partial harvest by RYN	Natural pine & hardwood
Minerals	Reserved by Rayonier	Reserved by Rayonier	Sold to buyer	Royalty reservation
Price per acre	$1,275	$1,375	$2,825	$5,300

30

Significant HBU acres in Florida + Georgia Coastal Corridor


HIGHEST & BEST USE (HBU)
Conservation
Rural Recreation
Rural Residential
Development


Savannah
95
Brunswick
GEORGIA
St. Marys-Kingsland
Fernandina Beach
Jacksonville
10
295
FLORIDA
St. Augustine
Palm Coast
Daytona Beach

= Rayonier landholdings

- +/- 200,000 acres; largest landowner in the region
- Approximately 40 miles of water frontage
- Approximately 250 miles of road and highway frontage
- Land holdings at five interchanges on I-95 and two planned future interchanges
- Land use entitlements in hand for more than 26,400 residential units and 39 million square feet of commercial uses
- Key rail served sites, mega-site certified for industrial uses
- Proximity and connection to international airports and seaports
- 25 planning areas across the corridor

Rayonier

31

The Southeast is poised to grow 32  Populous region (60 million) and is developing as the country’s second industrial hub, after the Great Lakes  Since 2000, population growth has been more than 2X the Northeast, a trend projected to continue in the next decade  Low cost of living makes the Southeast an appealing primary, secondary, and retirement home destination Cost of living advantage 13.3M households added since 2000, 50% in the South

Our approach: position development HBU for sales/ventures 33 Land Classification Land Management Regional Market Assessment Conceptual Program & Strategy Project Market Assessment Program Development Land Use Entitlements Conceptual Master Planning Marketing Sales Ventures Project Specific Planning Enabling Infrastructure Regulatory Permitting Civic Infrastructure

Multiple approaches to HBU development 34 Undeveloped/ Unentitled Undeveloped/ Entitled Horizontal Development/ Entitled Vertical Development Lower HigherTime/Risk Higher Lower Value Sales Ventures

35 Project Belfast Commerce Centre St. Johns North East Nassau Market Street Location Bryan Co, GA St. Johns Co, FL Nassau Co, FL Market Characteristics Port of Savannah's growth driving industrial sector Strong market driving 50% of new home sales of Jacksonville MSA Emerging market Market Segment Industrial Residential Mixed use Rayonier Approach Horizontal development / entitled Undeveloped / entitled To be determined Status Infrastructure development and marketing underway, 45 acres sold 1,900 acres under contract, 90 acres remaining Site planning underway Disciplined approach with focus on risk/reward Limited capital allocated to development projects

Value Proposition

Competitive dividend funded by core, recurring cash flow 37 (1) EBITDA reflects normalized corporate expenses of ~$20 million, which excludes spin-related expenses. EBITDA is a non-cash measure defined and reconciled in the Appendix.  Attractive, sustainable and growing dividend is a strategic priority  Expected EBITDA(1) growth in coming years allows dividend increases  Dividends based on recurring cash flows from timberland operations and core real estate sales • Proceeds from sales of non-strategic timberlands generally re- invested in the business  Initial quarterly dividend of $.30/share, or $1.20/share annualized  Special dividend of $0.50/share planned for 3Q 2014 • Funded from a portion of proceeds from Rayonier Advanced Materials in connection with spin-off

Shareholder value creation from attractive dividend, growing cash flow and land appreciation 38  Premium portfolio generates significant and reliable cash flow • Outlook for increased EBITDA from volume increases and housing market recovery  Attractive asset class with track record of steady appreciation • Real estate strategies positioning HBU for higher value uses  Strategic capital focused on disciplined asset growth  Attractive, growing dividend  Strong balance sheet, low debt levels and significant liquidity  Tax-efficient REIT structure

Financial Review

Historical RYN superior performance (includes Performance Fibers business) 40 214 267 364 401 410 363 0 100 200 300 400 500 2009 2010 2011 2012 2013 LTM $ millions 367 406 547 601 565 497 0 100 200 300 400 500 600 700 2009 2010 2011 2012 2013 LTM $ millions 1.05 1.48 2.11 2.11 2.42 1.99 0.00 0.50 1.00 1.50 2.00 2.50 3.00 2009 2010 2011 2012 2013 LTM $ 1.33 1.36 1.52 1.68 1.86 0.98 0.60 0.50 0.00 0.50 1.00 1.50 2.00 2009 2010 2011 2012 2013 Pro Forma 2014 $ Pro forma Operating Income * Pro forma EBITDA * Pro forma Earnings Per Share * Dividend Per Share * Pro forma results are non-GAAP measures defined and reconciled in the Appendix. In the first quarter 2013, the Wood Products segment was sold. Results have been restated for all periods to exclude Wood Products. Special dividend Regular post-spin dividend Regular pre-spin dividend

2014 Financial Guidance ($ millions) 41 2013 Sales 669 5 - 8% Operating Income (1) Forest Resources 81 30 - 35% Real Estate 56 Comparable EBITDA (1)(2) Forest Resources 180 15 - 20% Real Estate 73 Comparable CapEx 63 DD&A 116 65 - 70 115 - 120 2014 Guidance (1) Excludes corporate expenses. After the separation, normalized corporate expenses are expected to be $20M for Rayonier. (2) EBITDA is a non-GAAP measure defined and reconciled in the Appendix. Note: 2014 guidance percentage ranges exclude the impact of the 2013 sale of New York timberlands (sales $57 million, operating income $3 million)

Longer-term Outlook 42  Forest Resources • Volume − Completed timberland acquisitions add harvest volume as age profile matures − Advanced silviculture practices − Sustained strong demand in China for logs from Pacific Northwest and New Zealand • Mix – Improved Southeast sawlog vs. pulpwood harvest mix • Price − Asian demand − Housing recovery − British Columbia mountain pine beetle impact  Real Estate • Continued solid demand for rural HBU properties • Sustained US South household growth − Residential developer interest improving as existing lots are absorbed − Well-positioned properties with industrial and commercial sites

Appendix

Gulf States and Atlantic Regions  1.9 million acres in eight states  Diverse management regimes and species mix increase harvest flexibility • Slash pine 43% • Loblolly pine 53% • Hardwood 4%  Adjusted harvest mix to meet strong pulpwood demand Typical Current • Pulp/OSB 50% 67% • Sawmills 50% 33%  Non-timber income • $20 million for the 12 months ended March 31, 2014 44

Northern Region  377K acres in coastal Washington • Hemlock 51% • Douglas-fir 36% • Valuable minor species 13%  Proximity to five ports  Harvest mix • Domestic pulpwood 15% • Domestic sawlogs 55% • Export (China and Korea) 30%  Value-added income • $3 million for the 12 months ended March 31, 2014 45

46  Current MPB epidemic expected to kill 58% of BC Lodgepole Pine  Annual allowable cut projected to decline 20-25% to 50–60 mm³  Harvest levels will decline after damaged timber salvaged  Significant investment by Canadian lumber producers in the Southeast in 2013 Mountain Pine Beetle (MPB) epidemic will reduce BC log and lumber production Lower Canadian harvests in BC and the Eastern provinces reduce North American lumber supply by 7 to 15%, the equivalent of 400,000 housing starts

Biomass market 47  Wood pellet demand increase driven by European energy policy  Key recent start-ups • German Pellets Texas, LLC (TX) • Westervelt Renewable Energy (AL) • American Renewables LLC (FL)  Key recent announcements - Green Circle (MS)  Rayonier holdings of 1.9 million acres in the US South are strategically located to benefit from increased demand for wood fiber Source: Forest Economic Advisors Quarterly Wood Biomass Forecasting Services, August 2012 Source: Forisk Consulting Note: Expected demand represents a subset of announced projects. CHP is combined heat and power, or cogeneration.

REIT Technical / Other Considerations 48 Key REIT Definitions / Parameters  REIT Taxable Income – REITs are required to distribute 90% of their taxable income (excluding capital gains and certain other income) in order to maintain REIT status; any amount not distributed by the REIT is taxed at corporate rates  75% Income Test – At least 75% of REIT gross income must be derived from real property sources (including the sale of timber) • No more than 25% of gross income can be derived from other sources, including dividends from a TRS and/or any other dividends and interest  75% Asset Test – At the close of each quarter, at least 75% of the value of the REIT’s gross assets must be comprised of real estate assets (including timberlands), cash items and government securities  25% Asset / Securities Limitation – At the close of each quarter, no more than 25% of the REIT’s gross assets can be securities; no more than 5% of the REIT’s assets can be securities of a single issuer (other than a TRS); and the REIT can own no more than a 10% interest of a single issuer (other than a TRS)  TRS Limitation – The fair market value of the securities of a TRS owned by a REIT cannot exceed 25% of the fair market value of the REIT’s gross assets

Definitions of Non-GAAP Measures 49  EBITDA is defined as earnings before interest, taxes, depreciation, depletion and amortization. EBITDA is a non-GAAP measure used by our Chief Operating Decision Maker, existing shareholders and potential shareholders to measure how the Company is performing relative to the assets under management.  Pro forma EBITDA is defined as EBITDA (as defined above) excluding discontinued operations, income related to the AFMC, increases in disposition reserves, separation costs and gains related to the sale or consolidation of the New Zealand joint venture. Pro forma EBITDA is a non-GAAP measure used by our Chief Operating Decision Maker, existing shareholders and potential shareholders to measure how the Company is performing relative to the assets under management.  Pro forma Operating Income is defined as operating income excluding discontinued operations, income related to the AFMC, increases in disposition reserves, separation costs and gains related to the sale or consolidation of the New Zealand joint venture.  Pro forma EPS is defined as diluted earnings per share attributable to Rayonier Inc. excluding discontinued operations, income related to the AFMC or CBPC, increases in disposition reserves, separation costs and gains related the sale or consolidation of the New Zealand joint venture.

Reconciliation of Non-GAAP Measures

($ in millions)	Forest Resources	Real Estate	Performance Fibers	Other	Corporate & Eliminations	Total
2009						
Operating income	$7	$56	$184	($3)	$175	$419
Depreciation, depletion and amortization	70	24	58	–	6	158
Loss from discontinued operations (1)	–	–	–	–	(9)	(9)
EBITDA	**$77**	**$80**	**$242**	**($3)**	**$172**	**$568**
Loss from discontinued operations (1)	–	–	–	–	9	9
Depreciation, depletion, and amortization, discontinued operations	–	–	–	–	(5)	(5)
Income related to the AFMC	–	–	–	–	(205)	(205)
Pro forma EBITDA	**$77**	**$80**	**$242**	**($3)**	**($29)**	**$367**
2010						
Operating income	$33	$53	$214	$1	($22)	$279
Depreciation, depletion and amortization	59	22	58	–	4	143
Income from discontinued operations (1)	–	–	–	–	3	3
EBITDA	**$92**	**$75**	**$272**	**$1**	**($15)**	**$425**
Income from discontinued operations (1)	–	–	–	–	(3)	(3)
Depreciation, depletion, and amortization, discontinued operations	–	–	–	–	(4)	(4)
Gain on sale of a portion of NZ JV interest	–	–	–	–	(12)	(12)
Pro forma EBITDA	**$92**	**$75**	**$272**	**$1**	**($34)**	**$406**

(1) In first quarter 2013, the Wood Products segment was sold. As a result, operating income has been restated to reflect the Wood Products operations as discontinued.

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Reconciliation of Non-GAAP Measures (cont’d.) 51 ($ in millions) Forest Resources Real Estate Performance Fibers Other Corporate & Eliminations Total 2011 Operating income $47 $47 $298 $1 ($36) $357 Depreciation, depletion and amortization 63 12 56 – 5 136 Loss from discontinued operations (1) – – – – (1) (1) EBITDA $110 $59 $354 $1 ($32) $492 Loss from discontinued operations (1) – – – – 1 1 Depreciation, depletion, and amortization, discontinued operations – – – – (3) (3) Income related to the AFMC – – – – 7 7 Pro forma EBITDA $110 $59 $354 $1 ($27) $497 2012 Operating income $46 $32 $359 $– ($36) $401 Depreciation, depletion and amortization 75 8 61 – 4 148 Income from discontinued operations (1) – – – – 11 11 EBITDA $121 $40 $420 $– ($21) $560 Income from discontinued operations (1) – – – – (11) (11) Depreciation, depletion, and amortization, discontinued operations – – – – (2) (2) Pro forma EBITDA $121 $40 $420 $– $(34) $547 (1) In first quarter 2013, the Wood Products segment was sold. As a result, operating income has been restated to reflect the Wood Products operations as discontinued.

Reconciliation of Non-GAAP Measures (cont'd.)

($ in millions)	Forest Resources	Real Estate	Performance Fibers	Other	Corporate & Eliminations	Total
2013						
Operating income	$81	$56	$311	$2	($27)	$423
Depreciation, depletion and amortization	99	17	75	–	1	192
Loss from discontinued operations (1)	–	–	–	–	63	63
EBITDA	**$180**	**$73**	**$386**	**$2**	**$37**	**$678**
Gain related to consolidation of New Zealand JV	–	–	–	–	(16)	(16)
Income from discontinued operations (1)	–	–	–	–	(63)	(63)
Separation Costs	–	–	–	–	3	3
Depreciation, depletion, and amortization, discontinued operations	–	–	–	–	(1)	(1)
Pro forma EBITDA	**$180**	**$73**	**$386**	**$2**	**($40)**	**$601**
Last Twelve Months March 31, 2014						
Operating income	$96	$40	$268	$2	($33)	$373
Depreciation, depletion and amortization	107	14	81	–	–	202
Income from discontinued operations (1)	–	–	–	–	(4)	(4)
EBITDA	**$203**	**$54**	**$349**	**$2**	**($37)**	**$571**
Gain related to consolidation of New Zealand JV	–	–	–	–	(16)	(16)
Income from discontinued operations (1)	–	–	–	–	6	6
Income from discontinued operations (1)	–	–	–	–	4	4
Depreciation, depletion, and amortization, discontinued operations	–	–	–	–	–	–
Pro forma EBITDA	**$203**	**$54**	**$349**	**$2**	**($43)**	**$565**

(1) In first quarter 2013, the Wood Products segment was sold. As a result, operating income has been restated to reflect the Wood Products operations as discontinued.

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Reconciliation of Non-GAAP Measures (cont'd.)

($ in millions, except per share data)

	LTM	2013	2012	2011	2010	2009
Operating Income [1]	$ 373	$ 423	$401	$357	$279	$ 419
Gain related to consolidation of New Zealand JV	(16)	(16)	-	-	-	-
Gain on sale of portion of New Zealand JV interest	-	-	-	-	(12)	-
Separation costs	6	3	-	-	-	-
Increase in disposition reserve	-	-	-	7	-	-
AFMC	-	-	-	-	-	(205)
Pro forma Operating Income	$ 363	$ 410	$ 401	$ 364	$ 267	$ 214

	LTM		2013		2012		2011		2010		2009	
	$	**EPS**	**$**	**EPS**	**$**	**EPS**	**$**	**EPS**	**$**	**EPS**	**$**	**EPS**
Net Income Attributable to Rayonier	$ 268	$ 2.07	$ 372	$ 2.86	$ 279	$ 2.17	$ 276	$ 2.20	$ 218	$ 1.79	$ 313	$ 2.60
Gain related to consolidation of New Zealand JV	(16)	(0.13)	(16)	(0.13)	-	-	-	-	-	-	-	-
Gain on sale of portion of New Zealand JV interest	-	-	-	-	-	-	-	-	(12)	(0.09)	-	-
Discontinued operations	3	0.02	(42)	(0.32)	(7)	(0.06)	1	0.01	(2)	(0.02)	6	0.05
Increase in disposition reserve	-	-	-	-	-	-	4	0.03	-	-	-	-
Separation costs	5	0.03	2	0.01	-	-	-	-	-	-	-	-
Reversal of reserve related to the taxability of the AFMC	-	-	-	-	-	-	(16)	(0.13)	-	-	-	-
CBPC	-	-	-	-	-	-	-	-	(24)	(0.20)	-	-
AFMC, net of $16M tax reserve	-	-	-	-	-	-	-	-	-	-	(193)	(1.60)
Pro forma Net Income	$ 260	$ 1.99	$ 316	$ 2.42	$ 272	$ 2.11	$ 265	$ 2.11	$ 180	$ 1.48	$ 126	$ 1.05

(1) In first quarter 2013, the Wood Products segment was sold. As a result, operating income has been restated to reflect the Wood Products operations as discontinued.

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